Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 410-245-8717 Emily Duncan Investor Relations 312-394-2345
EXELON REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS
AND INITIATES 2021 FINANCIAL OUTLOOK

Earnings Release Highlights
•GAAP Net Income of $0.37 per share and Adjusted (non-GAAP) Operating Earnings of $0.76 per share in the fourth quarter of 2020
•Exelon to separate its utility and competitive energy businesses, creating two industry-leading companies
•Exelon introduces 2021 adjusted (non-GAAP) operating earnings guidance range of $2.60-$3.00 per share, reflecting growth in Utilities, offset by impacts of the February severe weather event, lower realized energy and capacity revenues at Generation
•Exelon Utilities project capital expenditures of $27 billion over the next four years to benefit its customers, supporting 7.6% annual rate base growth
•All four utilities ended the year with their best performance ever on customer satisfaction; ComEd and PHI had their best-on-record performances in SAIFI and all utilities ended the year in the top decile
•BGE received the first multi-year plan order from the Maryland PSC approving BGE’s proposed plan for 2021-2023 to recover capital investments and keep customer rates flat for the first year
•Generation’s nuclear fleet capacity factor of 95.4% was the company's second highest ever (owned and operated units)
CHICAGO (Feb. 24, 2021) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the fourth quarter and full year 2020.
“Our financial and operational performance remained solid through year-end, with each of our utilities reporting top-quartile reliability and record customer satisfaction scores, our zero-carbon nuclear fleet achieving a near-record capacity factor and our relationships with retail customers remaining durable as we continue to be a leading provider of clean and sustainable energy solutions,” said Joseph Nigro, senior executive vice president and CFO of Exelon. “We also reached $400 million in cost savings -- $150 million more than planned – and reported full-year adjusted earnings above the midpoint of our original guidance range at $3.22 per share. While we are proud of these results, looking ahead we must reckon with the impact of the devastating winter storms that overwhelmed the electric grid and disrupted millions of lives across Texas last week. Though our gas plants routinely plan and train for harsh weather, this was an unprecedented and sustained winter event that caused periodic outages and severe financial impacts. As
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a result of these and other conditions, we are setting our 2021 earnings guidance range at $2.60-$3.00 per share.”
Fourth Quarter 2020
Exelon's GAAP Net Income for the fourth quarter of 2020 decreased to $0.37 per share from $0.79 per share in the fourth quarter of 2019. Adjusted (non-GAAP) Operating Earnings decreased to $0.76 per share in the fourth quarter of 2020 from $0.83 per share in the fourth quarter of 2019. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 8.
Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2020 primarily reflect:
•Lower utility earnings due to lower allowed electric distribution ROE due to a decrease in treasury rates at ComEd; and unfavorable weather conditions at PECO; partially offset by regulatory rate increases at BGE and PHI; and
•Lower Generation earnings due to lower realized energy prices; a reduction in load due to COVID-19; increased nuclear outage days; and the absence of research and development income tax benefits recognized in the fourth quarter of 2019; partially offset by higher capacity revenues; lower operating and maintenance expense; and unrealized gains resulting from equity investments that became publicly traded entities in the fourth quarter of 2020.
Full Year 2020
Exelon's GAAP Net Income for 2020 decreased to $2.01 per share from $3.01 per share in 2019. Exelon's Adjusted (non-GAAP) Operating Earnings for 2020 remained consistent with 2019 at $3.22 per share.
Adjusted (non-GAAP) Operating Earnings for the full year 2020 primarily reflect:
•Lower utility earnings due to lower electric distribution earnings from lower allowed ROE due to a decrease in treasury rates, partially offset by higher rate base at ComEd; unfavorable weather conditions at PECO and PHI; higher storm costs related to the June and August 2020 storms at PECO, net of tax repairs, and August 2020 storm at PHI; and higher depreciation and amortization expense at PECO, BGE and PHI due primarily to ongoing capital expenditures; partially offset by regulatory rate increases at BGE and PHI; and an increase in tax repairs deduction at PECO; and
•Higher Generation earnings due to lower nuclear fuel costs; lower operating and maintenance expense; and unrealized gains resulting from equity investments that became publicly traded entities in the fourth quarter of 2020; partially offset by a reduction in load due to COVID-19; lower realized energy prices; lower capacity revenues; and increased nuclear outage days.
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Operating Company Results1
ComEd
ComEd's fourth quarter of 2020 GAAP Net Income and (non-GAAP) Operating Earnings decreased to $134 million from $144 million in the fourth quarter of 2019, primarily due to lower allowed electric distribution ROE due to a decrease in treasury rates. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s fourth quarter of 2020 GAAP Net Income increased to $130 million from $118 million in the fourth quarter of 2019. PECO’s Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2020 increased to $133 million from $119 million in the fourth quarter of 2019, primarily due to favorable volume and an increase in tax repairs deduction, partially offset by unfavorable weather conditions.
BGE
BGE’s fourth quarter of 2020 GAAP Net Income decreased to $77 million from $99 million in the fourth quarter of 2019. BGE’s Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2020 decreased to $79 million from $101 million in the fourth quarter of 2019, primarily due to increased charitable contributions as a result of a commitment in the fourth quarter of 2020 to a multi-year small business grants program and due to various other activity, partially offset by regulatory rate increases. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s fourth quarter of 2020 GAAP Net Income increased to $78 million from $65 million in the fourth quarter of 2019. PHI’s Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2020 increased to $81 million from $68 million in the fourth quarter of 2019, primarily due to regulatory rate increases. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland and Pepco District of Columbia are not affected by actual weather or customer usage patterns.
Generation
Generation's fourth quarter of 2020 GAAP Net Income decreased to $19 million from $397 million in the fourth quarter of 2019. Generation’s Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2020 decreased to $391 million from $427 million in the fourth quarter of 2019, primarily due to lower realized energy prices, a reduction in load due to COVID-19, increased nuclear outage days, and the absence of research and development income tax benefits recognized in the fourth quarter of 2019, partially offset by higher capacity revenues, lower operating and maintenance expense, and unrealized gains resulting from equity investments that became publicly traded entities in the fourth quarter of 2020.
The proportion of expected generation hedged for the Mid-Atlantic, Midwest, New York and ERCOT reportable segments as of Dec. 31, 2020, was 94.0% to 97.0% for 2021.
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1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

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Initiates Annual Guidance for 2021
Exelon introduced a guidance range for 2021 Adjusted (non-GAAP) Operating Earnings of $2.60-$3.00 per share. The outlook for 2021 Adjusted (non-GAAP) Operating Earnings for Exelon and its subsidiaries excludes the following items:
•Mark-to-market adjustments from economic hedging activities;
•Unrealized gains and losses from NDT funds to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements;
•Certain costs related to plant retirements;
•Certain costs incurred to achieve cost management program savings;
•Direct costs related to the novel coronavirus (COVID-19) pandemic;
•Certain acquisition-related costs;
•Costs related to a multi-year Enterprise Resource Program (ERP) system implementation;
•Other items not directly related to the ongoing operations of the business; and
•Generation's noncontrolling interest related to exclusion items.
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Recent Developments and Fourth Quarter Highlights

•Planned Separation: Exelon announced on Feb. 24, 2021 that its Board of Directors approved a plan to separate its utilities business, comprised of the company’s six regulated electric and gas utilities, and Generation, its competitive power generation and customer-facing energy businesses, creating two publicly traded companies with the resources necessary to best serve customers and sustain long-term investment and operating excellence. The separation gives each company the financial and strategic independence to focus on its specific customer needs, while executing its core business strategy. Exelon is targeting to complete the separation in the first quarter of 2022, subject to final approval by Exelon’s Board of Directors, a Form 10 registration statement being declared effective by the SEC, regulatory approvals, and satisfaction of other conditions.

•Impacts of February 2021 Weather Events and Texas-based Generating Assets Outages: Beginning on Feb. 15, 2021, Generation’s Texas-based generating assets within the Electric Reliability Council of Texas (ERCOT) market, specifically Colorado Bend II, Wolf Hollow II, and Handley, experienced periodic outages as a result of historically severe cold weather conditions. In addition, those weather conditions drove increased demand for service, limited the availability of natural gas to fuel power plants, and dramatically increased wholesale power and gas prices.

Exelon and Generation estimate the impact to their Net income for the first quarter of 2021 arising from these market and weather conditions to be approximately $560 million to $710 million. The estimated impact includes favorable results in certain regions within Generation’s wholesale gas business. The ultimate impact to Exelon’s and Generation’s consolidated financial statements may be affected by a number of factors, including final settlement data, the impacts of customer and counterparty credit losses, any state sponsored solutions to address the financial challenges caused by the event, and litigation and contract disputes which may result. Exelon expects to offset between $410 million and $490 million of this impact primarily at Generation through a combination of enhanced revenue opportunities, deferral of selected non-essential maintenance, and primarily one-time cost savings.

Generation used a combination of commercial paper and letters of credit to manage collateral needs and has posted approximately $1.4 billion of collateral with ERCOT as of Feb. 22, 2021. Generation continues to believe it has sufficient cash on hand and available capacity on its revolver, which was $2.4 billion as of Feb. 22, 2021, to meet its liquidity requirements.

•Dividend: On Feb. 21, 2021, Exelon’s Board of Directors declared a regular quarterly dividend of $0.3825 per share on Exelon’s common stock for the first quarter of 2021. The dividend is payable on Monday, March 15, 2021, to shareholders of record of Exelon as of 5 p.m. Eastern time on Monday, March 8, 2021. The Board of Directors of Exelon approved an updated dividend policy for 2021. The 2021 quarterly dividend will remain the same as the 2020 dividend of $0.3825 per share.

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•Agreement for Sale of Generation’s Solar Business: On Dec. 8, 2020, Generation entered into an agreement with an affiliate of Brookfield Renewable Partners L.P. (“Brookfield Renewable”), for the sale of a significant portion of Generation’s solar business, including 360 megawatts of generation in operation or under construction across more than 600 sites across the United States. Generation will retain certain solar assets not included in this agreement, primarily Antelope Valley. Under the terms of the transaction, the purchase price is $810 million, subject to certain working capital and other post-closing adjustments. The transaction is expected to result in an estimated pre-tax gain ranging from $75 million to $125 million. Completion of the transaction contemplated by the sale agreement is subject to the satisfaction of several closing conditions and is expected to occur in the first half of 2021.

•ComEd Distribution Formula Rate: On Dec. 9, 2020, the Illinois Commerce Commission issued an order approving ComEd’s 2021 revenue requirement. The order resulted in a $14 million decrease to the revenue requirement, reflecting a $50 million increase for the initial year revenue requirement for 2021 and a $64 million decrease related to the annual reconciliation for 2019. The revenue requirement for 2021 and the annual reconciliation for 2019 provide for a weighted average debt and equity return on distribution rate base of 6.28%, inclusive of an allowed ROE of 8.38%. The rates were effective on Jan. 1, 2021.

•BGE Maryland Electric and Natural Gas Rate Case: On Dec. 16, 2020, the Maryland Public Service Commission (MDPSC) approved BGE’s three-year cumulative multi-year plan for 2021 through 2023 to recover capital investments made in late 2019 and planned capital investments from 2020 to 2023. The MDPSC offset the awarded electric and natural gas revenue increases in 2021 with certain tax benefits so customers would see no change in rates. The MDPSC’s order approved an increase in BGE’s electric distribution rates of $39 million in 2022 and $42 million in 2023 reflecting an ROE of 9.5% and an increase in BGE’s annual natural gas distribution rates of $11 million in 2022 and $10 million in 2023 reflecting an ROE of 9.65%. These rates are effective on Jan. 1, 2021. The MDPSC has deferred a decision on whether to use the tax benefits to offset the revenue requirement increases in 2022 and 2023 and BGE cannot predict the outcome.

•DPL Delaware Natural Gas Base Rate Case: On Jan. 6, 2021, the Delaware Public Service Commission approved an increase in DPL’s annual natural gas distribution rates of $2 million with an effective date of Sept. 21, 2020 and reflecting an ROE of 9.6%.
•ACE New Jersey Electric Distribution Base Rate Case: On Dec. 9, 2020, ACE filed an application with the New Jersey Board of Public Utilities (NJBPU) to increase its annual electric distribution rates by $67 million (before New Jersey sales and use tax), reflecting a requested ROE of 10.3%. ACE currently expects a decision in the fourth quarter of 2021 but cannot predict if the NJBPU will approve the application as filed. ACE intends to put rates into effect on Sept. 8, 2021, subject to refund.
•Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem generating station and 100% of the CENG units, produced 44,230 gigawatt-hours (GWhs) in the fourth quarter of 2020, compared with 44,647 GWhs in the fourth quarter of 2019. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 96.2% capacity factor for the fourth quarter of 2020, compared with 95.0% for the fourth quarter of 2019. Excluding Salem, the number of planned refueling outage days in the fourth quarter of 2020 totaled 57, compared with 64 in the fourth quarter of 2019. There were four non-refueling outage days in the fourth quarter of 2020, compared with eight in the fourth quarter of 2019.
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•Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 98.8% in the fourth quarter of 2020, compared with 98.6% in the fourth quarter of 2019. Energy Capture for the wind and solar fleet was 94.2% in the fourth quarter of 2020, compared with 96.2% in the fourth quarter of 2019. The lower performance in the quarter was driven by delays in turbine maintenance at some wind sites.
•Financing Activities:
◦On Dec. 18, 2020, ExGen Renewables IV (EGR IV), an indirect subsidiary of Generation, entered into a financing agreement for a $750 million nonrecourse senior secured term loan credit facility scheduled to mature on Dec. 15, 2027. The term loan bears interest at a variable rate equal to LIBOR plus 2.75%, subject to a 1.00% LIBOR floor. Generation used the proceeds to repay EGR IV's Nov. 2017 non-recourse senior secured term loan credit facility and to settle the related interest rate swap.
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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliations
Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2020 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2020 GAAP Net Income (Loss)	$0.37	$360	$134	$130	$77	$78	$19
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $39 and $38, respectively)	0.12	116	—	—	—	—	115
Unrealized Gains Related to Nuclear Decommissioning Trust (NDT) Funds (net of taxes of $248)	(0.27)	(264)	—	—	—	—	(264)
Plant Retirements and Divestitures (net of taxes of $127)	0.38	370	—	—	—	—	370
Cost Management Program (net of taxes of $3, $0, $1, and $2, respectively)	0.01	10	—	1	—	2	7
COVID-19 Direct Costs (net of taxes of $4, $1, $0, $0, and $3, respectively)	0.01	14	—	2	1	1	10
Asset Retirement Obligation (net of taxes of $15)	0.05	45	—	—	—	—	45
Acquisition Related Costs (net of taxes of $1)	—	2	—	—	—	—	2
ERP System Implementation Costs (net of taxes of $1, $0, and $1, respectively)	—	3	—	—	1	—	2
Income Tax-Related Adjustments (entire amount represents tax expense)	0.01	5	—	—	—	—	—
Noncontrolling Interests (net of taxes of $17)	0.09	85	—	—	—	—	85
2020 Adjusted (non-GAAP) Operating Earnings	$0.76	$746	$134	$133	$79	$81	$391
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Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2019 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2019 GAAP Net Income	$0.79	$773	$144	$118	$99	$65	$397
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $35 and $32, respectively)	0.10	101	—	—	—	—	95
Unrealized Gains Related to NDT Funds (net of taxes of $102)	(0.12)	(119)	—	—	—	—	(119)
Asset Impairments (net of taxes of $1)	—	4	—	—	—	—	4
Plant Retirements and Divestitures (net of taxes of $1)	—	3	—	—	—	—	3
Cost Management Program (net of taxes of $6, $0, $0, $1, and $4, respectively)	0.02	21	—	1	2	3	13
Change in Environmental Liabilities (net of taxes of $1)	—	4	—	—	—	—	4
Income Tax-Related Adjustments (entire amount represents tax expense)	(0.01)	(8)	—	—	—	—	(2)
Noncontrolling Interests (net of taxes of $8)	0.03	33	—	—	—	—	33
2019 Adjusted (non-GAAP) Operating Earnings	$0.83	$810	$144	$119	$101	$68	$427
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Adjusted (non-GAAP) Operating Earnings for the full year 2020 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2020 GAAP Net Income	$2.01	$1,963	$438	$447	$349	$495	$589
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $73 and $79, respectively)	(0.22)	(213)	—	—	—	—	(234)
Unrealized Gains Related to NDT Funds (net of taxes of $278)	(0.26)	(256)	—	—	—	—	(256)
Asset Impairments (net of taxes of $135, $4, and $130, respectively)	0.41	396	11	—	—	—	385
Plant Retirements and Divestitures (net of taxes of $244)	0.74	718	—	—	—	—	718
Cost Management Program (net of taxes of $14, $1, $1, $3, and $10, respectively)	0.05	45	—	4	4	8	31
Change in Environmental Liabilities (net of taxes of $6)	0.02	18	—	—	—	—	18
COVID-19 Direct Costs (net of taxes of $19, $4, $2, $2, and $11, respectively)	0.05	50	—	9	4	4	33
Deferred Prosecution Agreement Payments (net of taxes of $0)	0.20	200	200	—	—	—	—
Asset Retirement Obligation (net of taxes of $16, $1, and $15, respectively)	0.05	48	—	—	—	3	45
Acquisition Related Costs (net of taxes of $1)	—	4	—	—	—	—	4
ERP System Implementation Costs (net of taxes of $1, $0, and $1, respectively)	—	3	—	—	1	—	2
Income Tax-Related Adjustments (entire amount represents tax expense)	0.07	71	—	—	—	(1)	(28)
Noncontrolling Interests (net of taxes of $19)	0.11	103	—	—	—	—	103
2020 Adjusted (non-GAAP) Operating Earnings	$3.22	$3,149	$648	$460	$358	$509	$1,410
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Adjusted (non-GAAP) Operating Earnings for the full year 2019 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2019 GAAP Net Income	$3.01	$2,936	$688	$528	$360	$477	$1,125
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $66 and $58, respectively)	0.20	197	—	—	—	—	175
Unrealized Gains Related to NDT Funds (net of taxes of $269)	(0.31)	(299)	—	—	—	—	(299)
Asset Impairments (net of taxes of $56)	0.13	123	—	—	—	—	123
Plant Retirements and Divestitures (net of taxes of $9)	0.12	118	—	—	—	—	118
Cost Management Program (net of taxes of $17, $1, $1, $3, and $11, respectively)	0.05	51	—	3	4	7	35
Litigation Settlement Gain (net of taxes of $7)	(0.02)	(19)	—	—	—	—	(19)
Asset Retirement Obligation (net of taxes of $9)	(0.09)	(84)	—	—	—	—	(84)
Change in Environmental Liabilities (net of taxes of $8, $6, and $2, respectively)	0.02	20	—	—	—	16	4
Income Tax-Related Adjustments (entire amount represents tax expense)	0.01	5	—	—	—	2	6
Noncontrolling Interests (net of taxes of $26)	0.09	90	—	—	—	—	90
2019 Adjusted (non-GAAP) Operating Earnings	$3.22	$3,139	$688	$531	$364	$502	$1,276

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT funds, the marginal statutory income tax rates for 2020 and 2019 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT funds were 48.4% and 46.1% for the three months ended Dec. 31, 2020 and 2019, respectively; and were 52.1% and 47.3% for the twelve months ended Dec. 31, 2020 and 2019, respectively.
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Webcast Information
Exelon will discuss fourth quarter 2020 earnings in conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon Corporation (Nasdaq: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2020 revenue of $33 billion. Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 31,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including three fourths of the Fortune 100. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Feb. 24, 2021.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties including, among others, those related to the timing, manner, tax-free nature and expected benefits associated with the potential separation of Exelon’s competitive power generation and customer-facing energy business from its six regulated electric and gas utilities. Words such as “could,” “may,” “expects,” “anticipates,” “will,”
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“targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.

The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2019 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants' Third Quarter 2020 Quarterly Report on Form 10-Q in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 14, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.

Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon
Three Months Ended December 31, 2020
Operating revenues	$1,404	$752	$814	$1,108	$4,331	$(292)	$8,117
Operating expenses
Purchased power and fuel	441	250	260	399	2,625	(277)	3,698
Operating and maintenance	347	233	223	286	980	(30)	2,039
Depreciation and amortization	292	88	144	197	961	20	1,702
Taxes other than income taxes	72	41	68	106	118	9	414
Total operating expenses	1,152	612	695	988	4,684	(278)	7,853
Gain (loss) on sales of assets and businesses	—	—	—	9	(1)	—	8
Operating income (loss)	252	140	119	129	(354)	(14)	272
Other income and (deductions)
Interest expense, net	(95)	(38)	(35)	(67)	(80)	(80)	(395)
Other, net	12	5	7	16	738	14	792
Total other income and (deductions)	(83)	(33)	(28)	(51)	658	(66)	397
Income (loss) before income taxes	169	107	91	78	304	(80)	669
Income taxes	35	(23)	14	—	209	(3)	232
Equity in (losses) earnings of unconsolidated affiliates	—	—	—	—	(1)	—	(1)
Net income (loss)	134	130	77	78	94	(77)	436
Net income attributable to noncontrolling interests	—	—	—	—	75	1	76
Net income (loss) attributable to common shareholders	$134	$130	$77	$78	$19	$(78)	$360

Three Months Ended December 31, 2019
Operating revenues	$1,405	$766	$779	$1,107	$4,644	$(358)	$8,343
Operating expenses
Purchased power and fuel	474	260	248	406	2,708	(330)	3,766
Operating and maintenance	337	219	192	272	1,147	29	2,196
Depreciation and amortization	266	85	133	192	314	25	1,015
Taxes other than income taxes	73	40	64	109	125	6	417
Total operating expenses	1,150	604	637	979	4,294	(270)	7,394
Gain (loss) on sales of assets and businesses	—	—	—	—	12	(1)	11
Operating income (loss)	255	162	142	128	362	(89)	960
Other income and (deductions)
Interest expense, net	(90)	(36)	(32)	(65)	(93)	(79)	(395)
Other, net	12	5	9	15	293	57	391
Total other income and (deductions)	(78)	(31)	(23)	(50)	200	(22)	(4)
Income (loss) before income taxes	177	131	119	78	562	(111)	956
Income taxes	33	13	20	13	128	(60)	147
Equity in (losses) earnings of unconsolidated affiliates	—	—	—	—	(2)	1	(1)
Net income (loss)	144	118	99	65	432	(50)	808
Net income attributable to noncontrolling interests	—	—	—	—	35	—	35
Net income (loss) attributable to common shareholders	$144	$118	$99	$65	$397	$(50)	$773

Change in Net Income from 2019 to 2020	$(10)	$12	$(22)	$13	$(378)	$(28)	$(413)
__________
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon
Twelve Months Ended December 31, 2020
Operating revenues	$5,904	$3,058	$3,098	$4,663	$17,603	$(1,287)	$33,039
Operating expenses
Purchased power and fuel	1,998	1,018	991	1,714	9,585	(1,202)	14,104
Operating and maintenance	1,520	975	789	1,099	5,168	(143)	9,408
Depreciation and amortization	1,133	347	550	782	2,123	79	5,014
Taxes other than income taxes	299	172	268	450	482	43	1,714
Total operating expenses	4,950	2,512	2,598	4,045	17,358	(1,223)	30,240
Gain on sales of assets and businesses	—	—	—	11	11	2	24
Operating income (loss)	954	546	500	629	256	(62)	2,823
Other income and (deductions)
Interest expense, net	(382)	(147)	(133)	(268)	(357)	(348)	(1,635)
Other, net	43	18	23	57	937	67	1,145
Total other income and (deductions)	(339)	(129)	(110)	(211)	580	(281)	(490)
Income (loss) before income taxes	615	417	390	418	836	(343)	2,333
Income taxes	177	(30)	41	(77)	249	13	373
Equity in earnings (losses) of unconsolidated affiliates	—	—	—	—	(8)	2	(6)
Net income (loss)	438	447	349	495	579	(354)	1,954
Net income attributable to noncontrolling interests	—	—	—	—	(10)	1	(9)
Net income (loss) attributable to common shareholders	$438	$447	$349	$495	$589	$(355)	$1,963

Twelve Months Ended December 31, 2019
Operating revenues	$5,747	$3,100	$3,106	$4,806	$18,924	$(1,245)	$34,438
Operating expenses
Purchased power and fuel	1,941	1,029	1,052	1,798	10,856	(1,179)	15,497
Operating and maintenance	1,305	861	760	1,082	4,718	(111)	8,615
Depreciation and amortization	1,033	333	502	754	1,535	95	4,252
Taxes other than income taxes	301	165	260	450	519	37	1,732
Total operating expenses	4,580	2,388	2,574	4,084	17,628	(1,158)	30,096
Gain (loss) on sales of assets and businesses	4	1	—	—	27	(1)	31
Gain on deconsolidation of business	—	—	—	—	—	1	1
Operating income (loss)	1,171	713	532	722	1,323	(87)	4,374
Other income and (deductions)
Interest expense, net	(359)	(136)	(121)	(263)	(429)	(308)	(1,616)
Other, net	39	16	28	55	1,023	66	1,227
Total other income and (deductions)	(320)	(120)	(93)	(208)	594	(242)	(389)
Income (loss) before income taxes	851	593	439	514	1,917	(329)	3,985
Income taxes	163	65	79	38	516	(87)	774
Equity in earnings (losses) of unconsolidated affiliates	—	—	—	1	(184)	—	(183)
Net income (loss)	688	528	360	477	1,217	(242)	3,028
Net income attributable to noncontrolling interests	—	—	—	—	92	—	92
Net income (loss) attributable to common shareholders	$688	$528	$360	$477	$1,125	$(242)	$2,936

Change in Net Income from 2019 to 2020	$(250)	$(81)	$(11)	$18	$(536)	$(113)	$(973)
__________
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$663	$587
Restricted cash and cash equivalents	438	358
Accounts receivable
Customer accounts receivable	3,597	4,835
Customer allowance for credit losses	(366)	(243)
Customer accounts receivable, net	3,231	4,592
Other accounts receivable	1,469	1,631
Other allowance for credit losses	(71)	(48)
Other accounts receivable, net	1,398	1,583
Mark-to-market derivative assets	644	679
Unamortized energy contract assets	38	47
Inventories, net
Fossil fuel and emission allowances	297	312
Materials and supplies	1,425	1,456
Regulatory assets	1,228	1,170
Renewable energy credits	633	348
Assets held for sale	958	—
Other	1,609	905
Total current assets	12,562	12,037
Property, plant and equipment, net	82,584	80,233
Deferred debits and other assets
Regulatory assets	8,759	8,335
Nuclear decommissioning trust funds	14,464	13,190
Investments	440	464
Goodwill	6,677	6,677
Mark-to-market derivative assets	555	508
Unamortized energy contract assets	294	336
Other	2,982	3,197
Total deferred debits and other assets	34,171	32,707
Total assets	$129,317	$124,977

	December 31, 2020	December 31, 2019
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$2,031	$1,370
Long-term debt due within one year	1,819	4,710
Accounts payable	3,562	3,560
Accrued expenses	2,078	1,981
Payables to affiliates	5	5
Regulatory liabilities	581	406
Mark-to-market derivative liabilities	295	247
Unamortized energy contract liabilities	100	132
Renewable energy credit obligation	661	443
Liabilities held for sale	375	—
Other	1,264	1,331
Total current liabilities	12,771	14,185
Long-term debt	35,093	31,329
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	13,035	12,351
Asset retirement obligations	12,300	10,846
Pension obligations	4,503	4,247
Non-pension postretirement benefit obligations	2,011	2,076
Spent nuclear fuel obligation	1,208	1,199
Regulatory liabilities	9,485	9,986
Mark-to-market derivative liabilities	473	393
Unamortized energy contract liabilities	238	338
Other	2,942	3,064
Total deferred credits and other liabilities	46,195	44,500
Total liabilities	94,449	90,404
Commitments and contingencies
Shareholders’ equity
Common stock	19,373	19,274
Treasury stock, at cost	(123)	(123)
Retained earnings	16,735	16,267
Accumulated other comprehensive loss, net	(3,400)	(3,194)
Total shareholders’ equity	32,585	32,224
Noncontrolling interests	2,283	2,349
Total equity	34,868	34,573
Total liabilities and shareholders’ equity	$129,317	$124,977

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2020	2019
Cash flows from operating activities
Net income	$1,954	$3,028
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	6,527	5,780
Asset impairments	591	201
Gain on sales of assets and businesses	(24)	(27)
Deferred income taxes and amortization of investment tax credits	309	681
Net fair value changes related to derivatives	(268)	222
Net realized and unrealized (gains) losses on NDT funds	(461)	(663)
Unrealized gain on equity investments	(186)	—
Other non-cash operating activities	592	613
Changes in assets and liabilities:
Accounts receivable	697	(243)
Inventories	(85)	(87)
Accounts payable and accrued expenses	(129)	(425)
Option premiums (paid), net	(139)	(29)
Collateral received (posted), net	494	(438)
Income taxes	140	(64)
Pension and non-pension postretirement benefit contributions	(601)	(408)
Other assets and liabilities	(5,176)	(1,482)
Net cash flows provided by operating activities	4,235	6,659
Cash flows from investing activities
Capital expenditures	(8,048)	(7,248)
Proceeds from NDT fund sales	3,341	10,051
Investment in NDT funds	(3,464)	(10,087)
Collection of DPP	3,771	—
Acquisition of assets and businesses, net	—	(41)
Proceeds from sales of assets and businesses	46	53
Other investing activities	18	12
Net cash flows used in investing activities	(4,336)	(7,260)
Cash flows from financing activities
Changes in short-term borrowings	161	781
Proceeds from short-term borrowings with maturities greater than 90 days	500	—
Repayments on short-term borrowings with maturities greater than 90 days	—	(125)
Issuance of long-term debt	7,507	1,951
Retirement of long-term debt	(6,440)	(1,287)
Dividends paid on common stock	(1,492)	(1,408)
Proceeds from employee stock plans	45	112
Other financing activities	(136)	(82)
Net cash flows provided by (used in) financing activities	145	(58)
Increase (decrease) in cash, restricted cash, and cash equivalents	44	(659)
Cash, restricted cash, and cash equivalents at beginning of period	1,122	1,781
Cash, restricted cash, and cash equivalents at end of period	$1,166	$1,122

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended December 31, 2020 and 2019
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2019 GAAP Net Income (Loss)	$0.79	$144		$118		$99		$65		$397	$(50)	$773
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $32, $3, and $35, respectively)	0.10	—		—		—		—		95	6	101
Unrealized Gains Related to NDT Funds (net of taxes of $102) (1)	(0.12)	—		—		—		—		(119)	—	(119)
Asset Impairments (net of taxes of $1)	—	—		—		—		—		4	—	4
Plant Retirements and Divestitures (net of taxes of $1)	—	—		—		—		—		3	—	3
Cost Management Program (net of taxes of $0, $0, $1, $4, $1, and $6, respectively) (2)	0.02	—		1		2		3		13	2	21
Change in Environmental Liabilities (net of taxes of $1)	—	—		—		—		—		4	—	4
Income Tax-Related Adjustments (entire amount represents tax expense) (3)	(0.01)	—		—		—		—		(2)	(6)	(8)
Noncontrolling Interests (net of taxes of $8) (4)	0.03	—		—		—		—		33	—	33
2019 Adjusted (non-GAAP) Operating Earnings (Loss)	0.83	144		119		101		68		427	(48)	810

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE, and PHI:
Weather	(0.02)	—	(b)	(17)		—	(b)	(5)	(b)	—	—	(22)
Load	0.01	—	(b)	10		—	(b)	3	(b)	—	—	13
Other Energy Delivery (10)	0.05	23	(c)	4	(c)	17	(c)	8	(c)	—	—	52
Generation, Excluding Mark-to-Market:
Nuclear Volume (11)	(0.01)	—		—		—		—		(12)	—	(12)
Nuclear Fuel Cost (12)	0.01	—		—		—		—		13	—	13
Capacity Revenue (13)	0.02	—		—		—		—		19	—	19
Market and Portfolio Conditions (14)	(0.12)	—		—		—		—		(118)	—	(118)
Operating and Maintenance Expense:
Labor, Contracting, and Materials (15)	—	(10)		(8)		(1)		(4)		27	—	4
Planned Nuclear Refueling Outages (16)	0.02	—		—		—		—		16	—	16
Pension and Non-Pension Postretirement Benefits	0.01	—		1		—		4		3	(1)	7
Other Operating and Maintenance (17)	(0.01)	3		(1)		(20)		(9)		(39)	58	(8)
Depreciation and Amortization Expense (18)	(0.03)	(19)		(2)		(8)		(4)		(3)	5	(31)
Interest Expense, Net (19)	(0.05)	(5)		(2)		(4)		(2)		(11)	(29)	(53)
Income Taxes (20)	(0.08)	(4)		29		(2)		13		(70)	(46)	(80)
Noncontrolling Interests (21)	0.01	—		—		—		—		5	—	5
Other (22)	0.13	2		—		(4)		9		134	(11)	130
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	(0.07)	(10)		14		(22)		13		(36)	(24)	(64)

2020 GAAP Net Income (Loss)	0.37	134		130		77		78		19	(78)	360
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $38, $1, and $39, respectively)	0.12	—		—		—		—		115	1	116
Unrealized Gains Related to NDT Funds (net of taxes of $248) (1)	(0.27)	—		—		—		—		(264)	—	(264)
Plant Retirements and Divestitures (net of taxes of $127) (5)	0.38	—		—		—		—		370	—	370
Cost Management Program (net of taxes of $0, $1, $2, and $3, respectively) (2)	0.01	—		1		—		2		7	—	10
COVID-19 Direct Costs (net of taxes of $1, $0, $0, $3, and $4, respectively) (6)	0.01	—		2		1		1		10	—	14
Asset Retirement Obligation (net of taxes of $15) (7)	0.05	—		—		—		—		45	—	45
Acquisition Related Costs (net of taxes of $1) (8)	—	—		—		—		—		2	—	2
ERP System Implementation Costs (net of taxes of $0, $1, and $1, respectively) (9)	—	—		—		1		—		2	—	3
Income Tax-Related Adjustments (entire amount represents tax expense)	0.01	—		—		—		—		—	5	5
Noncontrolling Interests (net of taxes of $17) (4)	0.09	—		—		—		—		85	—	85
2020 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.76	$134		$133		$79		$81		$391	$(72)	$746

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2020 and 2019 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 48.4% and 46.1% for the three months ended December 31, 2020 and 2019, respectively.

(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure, and ROE (which impact net earnings).
(1)Reflects the impact of net unrealized gains on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.
(2)Primarily represents reorganization and severance costs related to cost management programs.
(3)Primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.
(4)Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units.
(5)Primarily reflects accelerated depreciation and amortization associated with Generation's decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024.
(6)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(7)Reflects an adjustment to Generation's nuclear asset retirement obligation for Non-Regulatory Agreement Units resulting from the annual update.
(8)Reflects costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG.
(9)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(10)For ComEd, primarily reflects increased electric distribution and energy efficiency revenues (due to higher rate base and higher fully recoverable costs, partially offset by lower electric distribution ROE due to decreased treasury rates). For BGE and PHI, primarily reflects increased revenue as a result of rate increases.
(11)Primarily reflects an increase in planned nuclear outage days at Salem.
(12)Primarily reflects a decrease in fuel prices.
(13)Reflects increased capacity revenues in the Mid-Atlantic, Midwest, and New York Power Regions, partially offset by decreased capacity revenues in Other Power Regions.
(14)Primarily reflects lower realized energy prices and reduction in load due to COVID-19.
(15)For Generation, primarily reflects decreased contracting costs.
(16)Primarily reflects a decrease in the number of nuclear outage days in 2020, excluding Salem.
(17)For BGE, primarily reflects increased charitable contributions as a result of a commitment in 2020 to a multi-year small business grants program. For Generation, primarily reflects lower NEIL insurance distributions and an increase in planned nuclear outage days at Salem in 2020, partially offset by decreased travel costs as a result of COVID-19. For Corporate, primarily reflects decreased charitable contributions to the Exelon Foundation.
(18)Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization of deferred energy efficiency costs pursuant to FEJA and increased amortization related to the August 2020 storm regulatory asset.
(19)For Corporate, primarily reflects the absence of a prior year interest benefit related to research and development refund claims.
(20)For PECO, primarily reflects an increase in the tax repairs deduction. For Generation and Corporate, primarily reflects the absence of prior year research and development refund claims.
(21)Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.
(22)For Generation, primarily reflects unrealized gains resulting from equity investments without readily determinable fair values that became publicly traded entities in the fourth quarter and were fair valued based on quoted market prices of the stock as of December 31, 2020.

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Twelve Months Ended December 31, 2020 and 2019
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2019 GAAP Net Income (Loss)	$3.01	$688		$528		$360		$477		$1,125	$(242)	$2,936
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $58, $8, and $66, respectively)	0.20	—		—		—		—		175	22	197
Unrealized Gains Related to NDT Funds (net of taxes of $269) (1)	(0.31)	—		—		—		—		(299)	—	(299)
Asset Impairments (net of taxes of $56) (2)	0.13	—		—		—		—		123	—	123
Plant Retirements and Divestitures (net of taxes of $9) (3)	0.12	—		—		—		—		118	—	118
Cost Management Program (net of taxes of $1, $1, $3, $11, $1, and $17, respectively) (4)	0.05	—		3		4		7		35	2	51
Litigation Settlement Gain (net of taxes of $7)	(0.02)	—		—		—		—		(19)	—	(19)
Asset Retirement Obligation (net of taxes of $9) (5)	(0.09)	—		—		—		—		(84)	—	(84)
Change in Environmental Liabilities (net of taxes of $6, $2, and $8, respectively)	0.02	—		—		—		16		4	—	20
Income Tax-Related Adjustments (entire amount represents tax expense) (6)	0.01	—		—		—		2		6	(3)	5
Non Controlling Interests (net of taxes of $26) (7)	0.09	—		—		—		—		90	—	90
2019 Adjusted (non-GAAP) Operating Earnings (Loss)	3.22	688		531		364		502		1,276	(222)	3,139

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE, and PHI:
Weather	(0.05)	—	(b)	(36)		—	(b)	(12)	(b)	—	—	(48)
Load	—	—	(b)	6		—	(b)	(3)	(b)	—	—	3
Other Energy Delivery (12)	0.09	72	(c)	7	(c)	38	(c)	(27)	(c)	—	—	90
Generation, Excluding Mark-to-Market:
Nuclear Volume (13)	(0.13)	—		—		—		—		(129)	—	(129)
Nuclear Fuel Cost (14)	0.06	—		—		—		—		54	—	54
Capacity Revenue (15)	(0.13)	—		—		—		—		(123)	—	(123)
Zero Emission Credit Revenue (16)	0.01	—		—		—		—		5	—	5
Market and Portfolio Conditions (17)	(0.19)	—		—		—		—		(183)	—	(183)
Operating and Maintenance Expense:
Labor, Contracting, and Materials (18)	0.14	(5)		(14)		1		(18)		175	—	139
Planned Nuclear Refueling Outages (19)	(0.03)	—		—		—		—		(31)	—	(31)
Pension and Non-Pension Postretirement Benefits	0.02	(4)		3		1		11		14	(2)	23
Other Operating and Maintenance (20)	—	9		(60)		(18)		(13)		35	48	1
Depreciation and Amortization Expense (21)	(0.10)	(71)		(10)		(35)		(20)		27	14	(95)
Interest Expense, Net (22)	(0.07)	(20)		(10)		(12)		(6)		16	(36)	(68)
Income Taxes (23)	0.14	(25)		45		25		85		27	(25)	132
Noncontrolling Interests (24)	0.08	—		—		—		—		74	—	74
Other (25)	0.17	4		(2)		(6)		10		173	(13)	166
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	—	(40)		(71)		(6)		7		134	(14)	10

2020 GAAP Net Income (Loss)	2.01	438		447		349		495		589	(355)	1,963
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $79, $6, and $73, respectively)	(0.22)	—		—		—		—		(234)	21	(213)
Unrealized Gains Related to NDT Funds (net of taxes of $278) (1)	(0.26)	—		—		—		—		(256)	—	(256)
Asset Impairments (net of taxes of $4, $130, and $135, respectively ) (2)	0.41	11		—		—		—		385	—	396
Plant Retirements and Divestitures (net of taxes of $244) (3)	0.74	—		—		—		—		718	—	718
Cost Management Program (net of taxes of $1, $1, $3, $10, $1, and $14, respectively) (4)	0.05	—		4		4		8		31	(2)	45
Change in Environmental Liabilities (net of taxes of $6)	0.02	—		—		—		—		18	—	18
COVID-19 Direct Costs (net of taxes of $4, $2, $2, $11, and $19, respectively) (8)	0.05	—		9		4		4		33	—	50
Deferred Prosecution Agreement Payments (net of taxes of $0) (9)	0.20	200		—		—		—		—	—	200
Asset Retirement Obligation (net of taxes of $1, $15, and $16, respectively) (5)	0.05	—		—		—		3		45	—	48
Acquisition Related Costs (net of tax of $1) (10)	—	—		—		—		—		4	—	4
ERP System Implementation Costs (net of taxes of $0, $1, and $1, respectively) (11)	—	—		—		1		—		2	—	3
Income Tax-Related Adjustments (entire amount represents tax expense) (6)	0.07	—		—		—		(1)		(28)	100	71
Noncontrolling Interests (net of taxes of $19) (7)	0.11	—		—		—		—		103	—	103
2020 Adjusted (non-GAAP) Operating Earnings (Loss)	$3.22	$648		$460		$358		$509		$1,410	$(236)	$3,149

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2020 and 2019 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 52.1% and 47.3% for the twelve months ended December 31, 2020 and 2019, respectively.

(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure, and ROE (which impact net earnings).
(1)Reflects the impact of net unrealized gains on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.
(2)In 2019, primarily reflects the impairment of equity method investments in certain distributed energy companies. The impact of such impairment net of noncontrolling interest is $0.02. In 2020, reflects an impairment at ComEd in the second quarter of 2020 related to the acquisition of transmission assets and an impairment of the New England asset group in the third quarter of 2020.
(3)In 2019, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and certain fossil sites and the loss on the sale of Oyster Creek to Holtec, partially offset by net realized gains related to Oyster Creek's NDT fund investments, a net benefit associated with remeasurements of the TMI ARO, and a gain on the sale of certain wind assets. In 2020, primarily reflects one-time charges and accelerated depreciation and amortization associated with Generation's decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024.
(4)Primarily represents reorganization and severance costs related to cost management programs.
(5)Reflects an adjustment to Generation's nuclear asset retirement obligation for Non-Regulatory Agreement Units resulting from the annual update.
(6)Primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.
(7)Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items. In 2019, primarily related to the impact of unrealized gains on NDT fund investments and the impact of the Generation's annual nuclear ARO update for CENG units, partially offset by the impairment of certain equity investments in distributed energy companies. In 2020, primarily related to unrealized gains and losses on NDT fund investments for CENG units.
(8)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(9)Reflects the payments made by ComEd under the Deferred Prosecution Agreement, which ComEd entered into on July 17, 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.
(10)Reflects costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG.
(11)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(12)For ComEd, primarily reflects increased electric distribution and energy efficiency revenues (due to higher rate base and higher fully recoverable costs, partially offset by lower electric distribution ROE due to decreased treasury rates). For BGE, reflects rate increases partially offset by decreased revenue primarily due to the settlement agreement of ongoing transmission related income tax regulatory liabilities in the second quarter of 2020. For PHI, reflects decreased revenue primarily due to the settlement agreement of ongoing transmission related income tax regulatory liabilities in the second quarter of 2020 partially offset by rate increases.
(13)Primarily reflects the permanent cease of generation operations at TMI in September 2019 and an increase in nuclear outage days.
(14)Primarily reflects a decrease in fuel prices and decreased nuclear output as a result of the permanent cease of generation operations at TMI.
(15)Reflects decreased capacity revenues in the Mid-Atlantic, Midwest, and Other Power Regions, partially offset by increased revenues in New York.
(16)Primarily reflects the approval of the New Jersey ZEC Program in the second quarter of 2019.
(17)Primarily reflects reduction in load due to COVID-19 and lower realized energy prices, partially offset by higher portfolio optimization.
(18)For Generation, primarily reflects decreased costs related to the permanent cease of generation operations at TMI, lower labor costs resulting from previous cost management programs, and lower contracting costs.
(19)Primarily reflects an increase in the number of nuclear outage days in 2020, excluding Salem.
(20)For ComEd, primarily reflects decreased storm costs as a result of the August 2020 storm costs being reclassified to a regulatory asset. For PECO, primarily reflects increased storm costs primarily related to the June and August 2020 storms and an increase in credit loss expense. For BGE, primarily reflects increased charitable contributions as a result of a commitment in 2020 to a multi-year small business grants program. For PHI, primarily reflects increased storm costs primarily related to the August 2020 storms and an increase in credit loss expense, partially offset by decreased lease expense due expiration of a lease arrangement in the fourth quarter of 2019. For Generation, primarily reflects decreased travel costs as a result of COVID-19, partially offset by lower NEIL insurance distributions and an increase in credit loss expense that includes the impacts of COVID-19. For Corporate, primarily reflects decreased charitable contributions to the Exelon Foundation.
(21)Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization of deferred energy efficiency costs pursuant to FEJA and increased amortization related to the August 2020 storm regulatory asset. For Generation, reflects a decrease primarily due to the extension of the Peach Bottom license.
(22)For Generation, includes an interest benefit related to a one-time income tax settlement. For Corporate, primarily reflects the absence of a prior year interest benefit related to research and development refund claims.
(23)For PECO, primarily reflects an increase in the tax repairs deduction. For BGE and PHI, reflects the settlement agreement of transmission related income tax regulatory liabilities in the second quarter of 2020. For Generation, primarily reflects one-time income tax settlements, partially offset by research and development refund claims and tax credits.
(24)Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.
(25)For Generation, primarily reflects unrealized gains resulting from equity investments without readily determinable fair values that became publicly traded entities in the fourth quarter and were fair valued based on quoted market prices of the stock as of December 31, 2020 and higher realized NDT fund gains.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$8,117	$128	(c)	$8,343	$67	(c)
Operating expenses
Purchased power and fuel	3,698	(99)	(c),(d)	3,766	(64)	(c)
Operating and maintenance	2,039	120	(d),(e),(f),(g),(h),(i)	2,196	(32)	(d),(e),(m),(n)
Depreciation and amortization	1,702	(663)	(d)	1,015	(20)	(d)
Taxes other than income taxes	414	—		417	—
Total operating expenses	7,853			7,394
Gain on sales of assets and businesses	8	1	(d)	11	(11)	(d)
Operating income	272			960
Other income and (deductions)
Interest expense, net	(395)	(22)	(c)	(395)	(5)	(c)
Other, net	792	(511)	(j)	391	(221)	(j)
Total other income and (deductions)	397			(4)
Income (loss) before income taxes	669			956
Income taxes	232	(62)	(c),(d),(e),(f),(g),(h),(i),(j),(k)	147	(61)	(c),(e),(j),(l),(m),(n)
Equity in losses of unconsolidated affiliates	(1)	—		(1)	—
Net income	436			808
Net income (loss) attributable to noncontrolling interests	76	(86)	(o)	35	(33)	(o)
Net income attributable to common shareholders	$360			$773
Effective tax rate(b)	34.7%			15.4%
Earnings per average common share
Basic	$0.37			$0.79
Diluted	$0.37			$0.79
Average common shares outstanding
Basic	977			974
Diluted	978			975
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 18.7% and 9.5% for the three months ended December 31, 2020 and 2019, respectively.
(c)Adjustment to exclude the mark-to-market impact of Exelon's economic hedging activities, net of intercompany eliminations.
(d)In 2020, adjustment to exclude primarily accelerated depreciation and amortization associated with Generation's decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024. In 2019, adjustment to exclude costs related to plant retirements and divestitures.
(e)Adjustment to exclude reorganization and severance costs related to cost management programs.
(f)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(g)Adjustment to exclude an adjustment to Generation's nuclear asset retirement obligation for Non-Regulatory Agreement Units resulting from the annual update.
(h)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG.
(i)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(j)Adjustment to exclude the impact of net unrealized gains on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.
(k)Adjustment to exclude income-tax related adjustments.
(l)Adjustment to exclude the adjustment to deferred income taxes due to changes in the forecasted apportionment.
(m)Adjustment to exclude a change in environmental liabilities.
(n)Adjustment to exclude asset impairments.
(o)Adjustment to exclude the elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$33,039	$(110)	(c)	$34,438	$3	(c)
Operating expenses
Purchased power and fuel	14,104	111	(c),(d)	15,497	(224)	(c),(d)
Operating and maintenance	9,408	(904)	(d),(e),(f),(g),(h),(i),(j),(k),(l)	8,615	37	(d),(e),(f),(g),(j),(o)
Depreciation and amortization	5,014	(939)	(d)	4,252	(314)	(d)
Taxes other than income taxes	1,714	(1)	(d),(f)	1,732	—
Total operating expenses	30,240			30,096
Gain on sales of assets and businesses	24	(3)	(c),(d)	31	(27)	(d)
Gain on deconsolidation of business	—	—		1	—
Operating income	2,823			4,374
Other income and (deductions)
Interest expense, net	(1,635)	26	(c),(m)	(1,616)	38	(c)
Other, net	1,145	(534)	(n)	1,227	(722)	(c),(d),(n)
Total other income and (deductions)	(490)			(389)
Income before income taxes	2,333			3,985
Income taxes	373	26	(c),(d),(e),(f),(g),(h),(j),(k),(l),(m),(n)	774	(156)	(c),(d),(e),(f),(g),(j),(m),(n),(o)
Equity in losses of unconsolidated affiliates	(6)	—		(183)	164	(e)
Net income	1,954			3,028
Net income attributable to noncontrolling interests	(9)	(101)	(p)	92	(91)	(p)
Net income attributable to common shareholders	$1,963			$2,936
Effective tax rate(b)	16.0%			19.4%
Earnings per average common share
Basic	$2.01			$3.02
Diluted	$2.01			$3.01
Average common shares outstanding
Basic	976			973
Diluted	977			974
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 11.6% and 16.4% for the twelve months ended December 31, 2020 and 2019, respectively.
(c)Adjustment to exclude the mark-to-market impact of Exelon's economic hedging activities, net of intercompany eliminations.
(d)In 2020, adjustment to exclude one-time charges and accelerated depreciation and amortization associated with Generation's decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024. In 2019, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and certain fossil sites and the loss on the sale of Oyster Creek to Holtec, partially offset by net realized gains related to Oyster Creek's NDT fund investments, a net benefit associated with remeasurements of the TMI ARO, and a gain on the sale of certain wind assets.
(e)In 2020, adjustment to exclude an impairment at ComEd in the second quarter of 2020 related to the acquisition of transmission assets and an impairment of the New England asset group in the third quarter of 2020. In 2019, adjustment to exclude the impairment of equity method investments in certain distributed energy companies.
(f)Adjustment to exclude reorganization and severance costs related to cost management programs.
(g)Adjustment to exclude a change in environmental liabilities.
(h)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(i)Adjustment to exclude the payments made by ComEd under the Deferred Prosecution Agreement, which ComEd entered into on July 17, 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.
(j)Adjustment to exclude an adjustment to Generation's nuclear asset retirement obligation for Non-Regulatory Agreement Units resulting from the annual update.
(k)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG.
(l)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(m)Adjustment to exclude the adjustment to deferred income taxes due to changes in forecasted apportionment.

(n)Adjustment to exclude the impact of net unrealized gains on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.
(o)Adjustment to exclude a gain related to a litigation settlement.
(p)Adjustment to exclude from Generation’s results of the noncontrolling interests related to certain exclusion items. In 2020, primarily related to unrealized gains and losses on NDT fund investments for CENG units. In 2019, primarily related to the impact of unrealized gains on NDT fund investments and the impact of the Generation's annual nuclear ARO update for CENG units, partially offset by the impairment of certain equity investments in distributed energy companies.

ComEd
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,404	$—		$1,405	$—
Operating expenses
Purchased power and fuel	441	—		474	—
Operating and maintenance	347	—		337	—
Depreciation and amortization	292	—		266	—
Taxes other than income taxes	72	—		73	—
Total operating expenses	1,152			1,150
Operating income	252			255
Other income and (deductions)
Interest expense, net	(95)	—		(90)	—
Other, net	12	—		12	—
Total other income and (deductions)	(83)			(78)
Income before income taxes	169			177
Income taxes	35	—		33	—
Net income	$134			$144

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$5,904	$—		$5,747	$—
Operating expenses
Purchased power and fuel	1,998	—		1,941	—
Operating and maintenance	1,520	(215)	(b),(c)	1,305	—
Depreciation and amortization	1,133	—		1,033	—
Taxes other than income taxes	299	—		301	—
Total operating expenses	4,950			4,580
Gain on sales of assets	—	—		4	—
Operating income	954			1,171
Other income and (deductions)
Interest expense, net	(382)	—		(359)	—
Other, net	43	—		39	—
Total other income and (deductions)	(339)			(320)
Income before income taxes	615			851
Income taxes	177	4	(b)	163	—
Net income	$438			$688
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude an impairment related to the acquisition of transmission assets.
(c)Adjustment to exclude the payments that ComEd made under the Deferred Prosecution Agreement, which ComEd entered into on July 17, 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.

PECO
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$752	$—		$766	$—
Operating expenses
Purchased power and fuel	250	—		260	—
Operating and maintenance	233	(4)	(b),(c)	219	(1)	(b)
Depreciation and amortization	88	—		85	—
Taxes other than income taxes	41	—		40	—
Total operating expenses	612			604
Operating income	140			162
Other income and (deductions)
Interest expense, net	(38)	—		(36)	—
Other, net	5	—		5	—
Total other income and (deductions)	(33)			(31)
Income before income taxes	107			131
Income taxes	(23)	1	(b),(c)	13	—
Net income	$130			$118

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$3,058	$—		$3,100	$—
Operating expenses
Purchased power and fuel	1,018	—		1,029	—
Operating and maintenance	975	(18)	(b),(c)	861	(4)	(b)
Depreciation and amortization	347	—		333	—
Taxes other than income taxes	172	—		165	—
Total operating expenses	2,512			2,388
Gain on sales of assets	—	—		1	—
Operating income	546			713
Other income and (deductions)
Interest expense, net	(147)	—		(136)	—
Other, net	18	—		16	—
Total other income and (deductions)	(129)			(120)
Income before income taxes	417			593
Income taxes	(30)	5	(b),(c)	65	1	(b)
Net income	$447			$528
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude reorganization and severance costs related to cost management programs.
(c)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.

BGE
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$814	$—		$779	$—
Operating expenses
Purchased power and fuel	260	—		248	—
Operating and maintenance	223	(3)	(b),(c)	192	(2)	(d)
Depreciation and amortization	144	—		133	—
Taxes other than income taxes	68	—		64	—
Total operating expenses	695			637
Operating income	119			142
Other income and (deductions)
Interest expense, net	(35)	—		(32)	—
Other, net	7	—		9	—
Total other income and (deductions)	(28)			(23)
Income before income taxes	91			119
Income taxes	14	1	(b),(c)	20	—
Net income	$77			$99

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$3,098	$—		$3,106	$—
Operating expenses
Purchased power and fuel	991	—		1,052	—
Operating and maintenance	789	(12)	(b),(c),(d)	760	(5)	(d)
Depreciation and amortization	550	—		502	—
Taxes other than income taxes	268	—		260	—
Total operating expenses	2,598			2,574
Operating income	500			532
Other income and (deductions)
Interest expense, net	(133)	—		(121)	—
Other, net	23	—		28	—
Total other income and (deductions)	(110)			(93)
Income before income taxes	390			439
Income taxes	41	3	(b),(c),(d)	79	1	(d)
Net income	$349			$360
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(c)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(d)Adjustment to exclude reorganization and severance costs related to cost management programs.

PHI
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,108	$—		$1,107	$—
Operating expenses
Purchased power and fuel	399	—		406	—
Operating and maintenance	286	(4)	(b),(c)	272	(3)	(b)
Depreciation and amortization	197	—		192	—
Taxes other than income taxes	106	—		109	—
Total operating expenses	988			979
Gain on sales of assets	9	—		—	—
Operating income	129			128
Other income and (deductions)
Interest expense, net	(67)	—		(65)	—
Other, net	16	—		15	—
Total other income and (deductions)	(51)			(50)
Income before income taxes	78			78
Income taxes	—	1	(b),(c)	13	—
Net income	$78			$65

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,663	$—		$4,806	$—
Operating expenses
Purchased power and fuel	1,714	—		1,798	—
Operating and maintenance	1,099	(21)	(b),(c),(d)	1,082	(32)	(b),(e)
Depreciation and amortization	782	—		754	—
Taxes other than income taxes	450	—		450	—
Total operating expenses	4,045			4,084
Gain on sales of assets	11	—		—	—
Operating income	629			722
Other income and (deductions)
Interest expense, net	(268)	—		(263)	—
Other, net	57	—		55	—
Total other income and (deductions)	(211)			(208)
Income before income taxes	418			514
Income taxes	(77)	7	(b),(c),(d),(f)	38	7	(b),(e)
Equity in earnings of unconsolidated affiliates	—	—		1	—
Net income	$495			$477
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude reorganization and severance costs related to cost management programs.
(c)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(d)Adjustment to exclude an ARO update.
(e)Adjustment to exclude an increase at Pepco related primarily to an increase in environmental liabilities.
(f)Adjustment to exclude deferred income taxes due to changes in forecasted apportionment.

Generation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,331	$128	(b)	$4,644	$67	(b)
Operating expenses
Purchased power and fuel	2,625	(99)	(b),(c)	2,708	(64)	(b)
Operating and maintenance	980	131	(c),(d),(f),(g),(h),(i)	1,147	(23)	(c),(d),(e),(l)
Depreciation and amortization	961	(663)	(c)	314	(20)	(c)
Taxes other than income taxes	118	—		125	—
Total operating expenses	4,684			4,294
Gain on sales of assets and businesses	(1)	1	(c)	12	(11)	(c)
Operating income	(354)			362
Other income and (deductions)
Interest expense, net	(80)	(24)	(b)	(93)	(4)	(b)
Other, net	738	(511)	(j)	293	(221)	(j)
Total other income and (deductions)	658			200
Income (loss) before income taxes	304			562
Income taxes	209	(61)	(b),(c),(d),(f),(g),(h),(i),(j)	128	(60)	(b),(c),(d),(e),(j),(l),(m)
Equity in losses of unconsolidated affiliates	(1)	—		(2)	—
Net income (loss)	94			432
Net income (loss) attributable to noncontrolling interests	75	(86)	(k)	35	(33)	(k)
Net income (loss) attributable to membership interest	$19			$397

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$17,603	$(110)	(b)	$18,924	$3	(b)
Operating expenses
Purchased power and fuel	9,585	111	(b),(c)	10,856	(224)	(b),(c)
Operating and maintenance	5,168	(640)	(c),(d),(e),(f),(g),(h),(i),(l)	4,718	69	(c),(d),(e),(h),(l),(n)
Depreciation and amortization	2,123	(939)	(c)	1,535	(314)	(c)
Taxes other than income taxes	482	(1)	(c),(d)	519	—
Total operating expenses	17,358			17,628
Gain on sales of assets and businesses	11	(3)	(b),(c)	27	(27)	(c)
Operating income	256			1,323
Other income and (deductions)
Interest expense, net	(357)	(14)	(b)	(429)	17	(b)
Other, net	937	(534)	(j)	1,023	(722)	(b),(c),(j)
Total other income and (deductions)	580			594
Income before income taxes	836			1,917
Income taxes	249	88	(b),(c),(d),(e),(f),(g),(h),(i),(j),(l),(m)	516	(156)	(b),(c),(d),(e),(h),(j),(l),(m),(n)
Equity in losses of unconsolidated affiliates	(8)	—		(184)	164	(l)
Net income	579			1,217
Net income attributable to noncontrolling interests	(10)	(101)	(k)	92	(91)	(k)
Net income attributable to membership interest	$589			$1,125
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)In 2020, adjustment to exclude one-time charges and accelerated depreciation and amortization associated with Generation's decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024. In 2019, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and certain fossil sites and the loss on the sale of Oyster Creek to Holtec, partially offset by net realized gains related to Oyster Creek's NDT fund investments, a net benefit associated with remeasurements of the TMI ARO and a gain on the sale of certain wind assets.
(d)Adjustment to exclude reorganization and severance costs related to cost management programs.
(e)Adjustment to exclude changes in environmental liabilities.
(f)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(g)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG.
(h)Adjustment to exclude an adjustment to Generation's nuclear asset retirement obligation for Non-Regulatory Agreement Units resulting from the annual update.
(i)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(j)Adjustment to exclude the impact of net unrealized gains on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.
(k)Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items. In 2020, primarily related to unrealized gains and losses on NDT fund investments for CENG units. In 2019, primarily related to the impact of unrealized gains on NDT fund investments and the impact of the Generation's annual nuclear ARO update for CENG units, partially offset by the impairment of certain equity investments in distributed energy companies.
(l)In 2020, adjustment to exclude an impairment of the New England asset group in the third quarter. In 2019, adjustment to exclude the impairment of equity method investments in certain distributed energy companies.
(m)Adjustment to exclude the adjustment to deferred income taxes due to changes in forecasted apportionment.
(n)Adjustment to exclude a gain related to a litigation settlement.

Other (a)
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(292)	$—		$(358)	$—
Operating expenses
Purchased power and fuel	(277)	—		(330)	—
Operating and maintenance	(30)	—		29	(3)	(e)
Depreciation and amortization	20	—		25	—
Taxes other than income taxes	9	—		6	—
Total operating expenses	(278)			(270)
Loss on sales of assets	—	—		(1)	—
Operating income	(14)			(89)
Other income and (deductions)
Interest expense, net	(80)	2	(c)	(79)	(1)	(c)
Other, net	14	—		57	—
Total other income and (deductions)	(66)			(22)
Loss before income taxes	(80)			(111)
Income taxes	(3)	(4)	(c),(d)	(60)	(1)	(c),(e),(f)
Equity in earnings of unconsolidated affiliates	—	—		1	—
Net loss	(77)			(50)
Net income attributable to noncontrolling interests	1	—		—	—
Net loss attributable to common shareholders	$(78)			$(50)

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(1,287)	$—		$(1,245)	$—
Operating expenses
Purchased power and fuel	(1,202)	—		(1,179)	—
Operating and maintenance	(143)	2	(e)	(111)	9	(e)
Depreciation and amortization	79	—		95	—
Taxes other than income taxes	43	—		37	—
Total operating expenses	(1,223)			(1,158)
Loss on sales of assets	2	—		(1)	—
Gain on deconsolidation of business	—	—		1	—
Operating income	(62)			(87)
Other income and (deductions)
Interest expense, net	(348)	40	(c)	(308)	21	(c)
Other, net	67	—		66	—
Total other income and (deductions)	(281)			(242)
Loss before income taxes	(343)			(329)
Income taxes	13	(81)	(c),(e),(f)	(87)	(9)	(c),(e),(f)
Equity in earnings of unconsolidated affiliates	2	—		—	—
Net loss	(354)			(242)
Net income attributable to noncontrolling interests	1	—		—	—
Net loss attributable to common shareholders	$(355)			$(242)
__________
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(c)Adjustment to exclude the mark-to-market impact of Exelon's economic hedging activities, net of intercompany elimination.
(d)Adjustment to exclude income tax-related adjustments.
(e)Adjustment to exclude reorganization and severance costs related to cost management programs.
(f)Adjustment to exclude primarily the adjustment to deferred income taxes due to changes in the forecasted apportionment.

ComEd Statistics
Three Months Ended December 31, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	6,106	6,076	0.5%	4.8%	$701	$696	0.7%
Small commercial & industrial	6,840	7,417	(7.8)%	(7.4)%	332	360	(7.8)%
Large commercial & industrial	6,260	6,799	(7.9)%	(8.2)%	127	140	(9.3)%
Public authorities & electric railroads	259	295	(12.2)%	(6.3)%	12	13	(7.7)%
Other(b)	—	—	n/a	n/a	221	226	(2.2)%
Total rate-regulated electric revenues(c)	19,465	20,587	(5.5)%	(4.1)%	1,393	1,435	(2.9)%
Other Rate-Regulated Revenue(d)					11	(30)	(136.7)%
Total Electric Revenues					$1,404	$1,405	(0.1)%
Purchased Power					$441	$474	(7.0)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	1,931	2,297	2,226	(15.9)%	(13.3)%
Cooling Degree-Days	9	12	11	(25.0)%	(18.2)%

Twelve Months Ended December 31, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	28,034	26,813	4.6%	0.8%	$3,090	$2,916	6.0%
Small commercial & industrial	28,642	30,934	(7.4)%	(7.5)%	1,399	1,463	(4.4)%
Large commercial & industrial	25,879	27,658	(6.4)%	(6.7)%	515	540	(4.6)%
Public authorities & electric railroads	1,003	1,202	(16.6)%	(16.4)%	45	47	(4.3)%
Other(b)	—	—	n/a	n/a	884	888	(0.5)%
Total rate-regulated electric revenues(c)	83,558	86,607	(3.5)%	(4.8)%	5,933	5,854	1.3%
Other Rate-Regulated Revenue(d)					(29)	(107)	(72.9)%
Total Electric Revenues					$5,904	$5,747	2.7%
Purchased Power					$1,998	$1,941	2.9%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	5,472	6,429	6,198	(14.9)%	(11.7)%
Cooling Degree-Days	1,295	960	893	34.9%	45.0%

Number of Electric Customers	2020	2019
Residential	3,690,974	3,669,957
Small Commercial & Industrial	387,623	385,373
Large Commercial & Industrial	1,893	1,980
Public Authorities & Electric Railroads	4,878	4,854
Total	4,085,368	4,062,164
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.
(c)Includes operating revenues from affiliates totaling $6 million and $17 million for the three months ended December 31, 2020 and 2019, respectively, and $37 million and $30 million for the twelve months ended December 31, 2020 and 2019, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended December 31, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	3,167	3,082	2.8%	9.7%	$379	$365	3.8%
Small commercial & industrial	1,717	1,890	(9.2)%	(7.7)%	95	100	(5.0)%
Large commercial & industrial	3,276	3,509	(6.6)%	(7.1)%	54	56	(3.6)%
Public authorities & electric railroads	168	165	1.8%	1.3%	8	6	33.3%
Other(b)	—	—	n/a	n/a	54	63	(14.3)%
Total rate-regulated electric revenues(c)	8,328	8,646	(3.7)%	(1.1)%	590	590	—%
Other Rate-Regulated Revenue(d)					6	(2)	(400.0)%
Total Electric Revenue					596	588	1.4%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	12,405	13,518	(8.2)%	3.5%	109	124	(12.1)%
Small commercial & industrial	6,321	7,243	(12.7)%	(3.6)%	40	47	(14.9)%
Large commercial & industrial	16	4	300.0%	2.7%	—	—	n/a
Transportation	6,980	6,735	3.6%	8.8%	6	7	(14.3)%
Other(f)	—	—	n/a	n/a	—	1	(100.0)%
Total rate-regulated natural gas revenues(g)	25,722	27,500	(6.5)%	3.0%	155	179	(13.4)%
Other Rate-Regulated Revenue(d)					1	—	n/a
Total Natural Gas Revenues					156	179	(12.8)%
Total Electric and Natural Gas Revenues					$752	$767	(2.0)%
Purchased Power and Fuel					$250	$260	(3.8)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	1,365	1,603	1,560	(14.8)%	(12.5)%
Cooling Degree-Days	17	40	32	(57.5)%	(46.9)%

Twelve Months Ended December 31, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	14,041	13,650	2.9%	5.6%	$1,656	$1,596	3.8%
Small commercial & industrial	7,210	7,983	(9.7)%	(8.2)%	386	404	(4.5)%
Large commercial & industrial	13,669	14,958	(8.6)%	(8.5)%	228	219	4.1%
Public authorities & electric railroads	575	725	(20.7)%	(20.7)%	29	29	—%
Other(b)	—	—	n/a	n/a	225	249	(9.6)%
Total rate-regulated electric revenues(c)	35,495	37,316	(4.9)%	(3.5)%	2,524	2,497	1.1%
Other Rate-Regulated Revenue(d)					19	(7)	(371.4)%
Total Electric Revenues					2,543	2,490	2.1%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	38,272	40,196	(4.8)%	1.6%	361	409	(11.7)%
Small commercial & industrial	19,341	23,828	(18.8)%	(6.6)%	126	169	(25.4)%
Large commercial & industrial	36	50	(28.0)%	(11.9)%	—	1	(100.0)%
Transportation	24,533	25,822	(5.0)%	(2.9)%	24	25	(4.0)%
Other(f)	—	—	n/a	n/a	4	6	(33.3)%
Total rate-regulated natural gas revenues(g)	82,182	89,896	(8.6)%	(1.8)%	515	610	(15.6)%
Other Rate-Regulated Revenue(d)					—	—	—%
Total Natural Gas Revenues					515	610	(15.6)%
Total Electric and Natural Gas Revenues					$3,058	$3,100	(1.4)%
Purchased Power and Fuel					$1,018	$1,029	(1.1)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	3,959	4,307	4,437	(8.1)%	(10.8)%
Cooling Degree-Days	1,521	1,610	1,423	(5.5)%	6.9%

Number of Electric Customers	2020	2019	Number of Natural Gas Customers	2020	2019
Residential	1,508,622	1,494,462	Residential	492,298	487,337
Small Commercial & Industrial	154,421	154,000	Small Commercial & Industrial	44,472	44,374
Large Commercial & Industrial	3,101	3,104	Large Commercial & Industrial	5	2
Public Authorities & Electric Railroads	10,206	10,039	Transportation	713	730
Total	1,676,350	1,661,605	Total	537,488	532,443
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended December 31, 2020 and 2019, respectively, and $8 million and $5 million for the twelve months ended December 31, 2020 and 2019, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling less than $1 million for both the three months ended December 31, 2020 and 2019, and $1 million for both the twelve months ended December 31, 2020 and 2019.

BGE Statistics
Three Months Ended December 31, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	2,938	2,908	1.0%	8.2%	$312	$307	1.6%
Small commercial & industrial	629	697	(9.8)%	(4.9)%	58	60	(3.3)%
Large commercial & industrial	2,976	3,213	(7.4)%	(5.8)%	96	101	(5.0)%
Public authorities & electric railroads	51	65	(21.5)%	(20.4)%	7	7	—%
Other(b)	—	—	n/a	n/a	75	79	(5.1)%
Total rate-regulated electric revenues(c)	6,594	6,883	(4.2)%	0.1%	548	554	(1.1)%
Other Rate-Regulated Revenue(d)					25	3	733.3%
Total Electric Revenues					573	557	2.9%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	12,774	13,145	(2.8)%	9.5%	162	147	10.2%
Small commercial & industrial	2,685	2,834	(5.3)%	2.8%	24	23	4.3%
Large commercial & industrial	10,732	13,529	(20.7)%	(16.9)%	39	38	2.6%
Other(f)	3,670	3,300	11.2%	n/a	13	12	8.3%
Total rate-regulated natural gas revenues(g)	29,861	32,808	(9.0)%	(3.0)%	238	220	8.2%
Other Rate-Regulated Revenue(d)					3	2	50.0%
Total Natural Gas Revenues					241	222	8.6%
Total Electric and Natural Gas Revenues					$814	$779	4.5%
Purchased Power and Fuel					$260	$248	4.8%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	1,398	1,570	1,663	(11.0)%	(15.9)%
Cooling Degree-Days	29	45	29	(35.6)%	—%

Twelve Months Ended December 31, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather- Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	12,745	12,712	0.3%	6.8%	$1,345	$1,326	1.4%
Small commercial & industrial	2,664	2,935	(9.2)%	(4.8)%	241	254	(5.1)%
Large commercial & industrial	12,633	13,780	(8.3)%	(6.9)%	406	436	(6.9)%
Public authorities & electric railroads	208	257	(19.1)%	(19.8)%	27	27	—%
Other(b)	—	—	n/a	n/a	309	321	(3.7)%
Total rate-regulated electric revenues(c)	28,250	29,684	(4.8)%	(1.0)%	2,328	2,364	(1.5)%
Other Rate-Regulated Revenue(d)					8	15	(46.7)%
Total Electric Revenues					2,336	2,379	(1.8)%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	39,168	41,315	(5.2)%	9.0%	504	474	6.3%
Small commercial & industrial	8,925	9,252	(3.5)%	8.0%	79	77	2.6%
Large commercial & industrial	38,969	46,776	(16.7)%	(12.5)%	135	132	2.3%
Other(f)	8,765	7,359	19.1%	n/a	29	31	(6.5)%
Total rate-regulated natural gas revenues(g)	95,827	104,702	(8.5)%	(1.3)%	747	714	4.6%
Other Rate-Regulated Revenue(d)					15	13	15.4%
Total Natural Gas Revenues					762	727	4.8%
Total Electric and Natural Gas Revenues					$3,098	$3,106	(0.3)%
Purchased Power and Fuel					$991	$1,052	(5.8)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	3,897	4,320	4,624	(9.8)%	(15.7)%
Cooling Degree-Days	1,026	1,118	889	(8.2)%	15.4%

Number of Electric Customers	2020	2019	Number of Natural Gas Customers	2020	2019
Residential	1,190,678	1,177,333	Residential	647,188	639,426
Small commercial & industrial	114,173	114,504	Small commercial & industrial	38,267	38,345
Large commercial & industrial	12,478	12,322	Large commercial & industrial	6,101	6,037
Public authorities & electric railroads	267	268	Total	691,556	683,808
Total	1,317,596	1,304,427
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and $3 million for the three months ended December 31, 2020 and 2019, respectively, and $10 million and $8 million for the twelve months ended December 31, 2020 and 2019, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $3 million and $5 million for the three months ended December 31, 2020 and 2019, respectively, and $10 million and $18 million for the twelve months ended December 31, 2020 and 2019, respectively.

Pepco Statistics
Three Months Ended December 31, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	1,764	1,801	(2.1)%	5.4%	$209	$221	(5.4)%
Small commercial & industrial	265	292	(9.2)%	(6.3)%	31	35	(11.4)%
Large commercial & industrial	3,115	3,505	(11.1)%	(9.5)%	178	200	(11.0)%
Public authorities & electric railroads	242	149	62.4%	62.3%	9	7	28.6%
Other(b)	—	—	n/a	n/a	52	61	(14.8)%
Total rate-regulated electric revenues(c)	5,386	5,747	(6.3)%	(2.8)%	479	524	(8.6)%
Other Rate-Regulated Revenue(d)					20	(11)	(281.8)%
Total Electric Revenues					$499	$513	(2.7)%
Purchased Power					$135	$152	(11.2)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	1,172	1,368	1,370	(14.3)%	(14.5)%
Cooling Degree-Days	31	68	51	(54.4)%	(39.2)%

Twelve Months Ended December 31, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	8,034	8,225	(2.3)%	2.6%	$988	$1,012	(2.4)%
Small commercial & industrial	1,135	1,306	(13.1)%	(11.0)%	132	149	(11.4)%
Large commercial & industrial	13,033	14,731	(11.5)%	(10.0)%	736	833	(11.6)%
Public authorities & electric railroads	743	778	(4.5)%	(4.2)%	34	34	—%
Other(b)	—	—	n/a	n/a	218	227	(4.0)%
Total rate-regulated electric revenues(c)	22,945	25,040	(8.4)%	(5.8)%	2,108	2,255	(6.5)%
Other Rate-Regulated Revenue(d)					41	5	720.0%
Total Electric Revenues					$2,149	$2,260	(4.9)%
Purchased Power					$602	$665	(9.5)%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	3,312	3,603	3,822	(8.1)%	(13.3)%
Cooling Degree-Days	1,696	2,001	1,705	(15.2)%	(0.5)%

Number of Electric Customers	2020	2019
Residential	832,190	817,770
Small Commercial & Industrial	53,800	54,265
Large Commercial & Industrial	22,459	22,271
Public Authorities & Electric Railroads	168	160
Total	908,617	894,466
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenue also reflects the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended December 31, 2020 and 2019, respectively, and $7 million and $5 million for the twelve months ended December 31, 2020 and 2019, respectively.
(d)Includes alternative revenue programs and late payment changes.

DPL Statistics
Three Months Ended December 31, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	1,153	1,177	(2.0)%	4.5%	$151	$147	2.7%
Small commercial & industrial	521	522	(0.2)%	2.1%	44	45	(2.2)%
Large commercial & industrial	1,092	1,108	(1.4)%	(0.2)%	23	24	(4.2)%
Public authorities & electric railroads	11	12	(8.3)%	(4.7)%	3	3	—%
Other(b)	—	—	n/a	n/a	43	53	(18.9)%
Total rate-regulated electric revenues(c)	2,777	2,819	(1.5)%	2.2%	264	272	(2.9)%
Other Rate-Regulated Revenue(d)					8	(5)	(260.0)%
Total Electric Revenues					272	267	1.9%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	2,576	2,862	(10.0)%	(0.6)%	28	32	(12.5)%
Small commercial & industrial	1,151	1,314	(12.4)%	(3.6)%	11	14	(21.4)%
Large commercial & industrial	438	439	(0.2)%	(0.3)%	1	1	—%
Transportation	1,820	1,829	(0.5)%	2.7%	4	4	—%
Other(f)	—	—	n/a	n/a	1	1	—%
Total rate-regulated natural gas revenues	5,985	6,444	(7.1)%	(0.3)%	45	52	(13.5)%
Other Rate-Regulated Revenue(d)					—	—	n/a
Total Natural Gas Revenues					45	52	(13.5)%
Total Electric and Natural Gas Revenues					$317	$319	(0.6)%
Purchased Power and Fuel					$123	$127	(3.1)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	1,394	1,569	1,589	(11.2)%	(12.3)%
Cooling Degree-Days	16	49	33	(67.3)%	(51.5)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	1,482	1,647	1,652	(10.0)%	(10.3)%

Twelve Months Ended December 31, 2020 and 2019

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	5,241	5,287	(0.9)%	3.5%	$652	$645	1.1%
Small commercial & industrial	2,103	2,257	(6.8)%	(5.1)%	171	186	(8.1)%
Large commercial & industrial	4,277	4,515	(5.3)%	(4.1)%	89	99	(10.1)%
Public authorities & electric railroads	42	45	(6.7)%	(6.0)%	13	14	(7.1)%
Other(b)	—	—	n/a	n/a	190	204	(6.9)%
Total rate-regulated electric revenues(c)	11,663	12,104	(3.6)%	(1.0)%	1,115	1,148	(2.9)%
Other Rate-Regulated Revenue(d)					(6)	(9)	(33.3)%
Total Electric Revenues					1,109	1,139	(2.6)%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	7,832	8,613	(9.1)%	(2.5)%	96	96	—%
Small commercial & industrial	3,718	4,287	(13.3)%	(7.5)%	42	45	(6.7)%
Large commercial & industrial	1,703	1,811	(6.0)%	(6.0)%	4	5	(20.0)%
Transportation	6,631	6,733	(1.5)%	0.2%	14	14	—%
Other(f)	—	—	n/a	n/a	6	7	(14.3)%
Total rate-regulated natural gas revenues	19,884	21,444	(7.3)%	(3.0)%	162	167	(3.0)%
Other Rate-Regulated Revenue(d)					—	—	n/a
Total Natural Gas Revenues					162	167	(3.0)%
Total Electric and Natural Gas Revenues					$1,271	$1,306	(2.7)%
Purchased Power and Fuel					$503	$526	(4.4)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	3,945	4,284	4,511	(7.9)%	(12.5)%
Cooling Degree-Days	1,348	1,513	1,255	(10.9)%	7.4%

Natural Gas Service Territory				% Change
Heating Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	4,146	4,475	4,675	(7.4)%	(11.3)%

Number of Electric Customers	2020	2019	Number of Natural Gas Customers	2020	2019
Residential	472,621	468,162	Residential	127,128	125,873
Small Commercial & Industrial	62,461	61,721	Small Commercial & Industrial	10,017	9,999
Large Commercial & Industrial	1,223	1,411	Large Commercial & Industrial	16	17
Public Authorities & Electric Railroads	609	613	Transportation	161	159
Total	536,914	531,907	Total	137,322	136,048
 __________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenue also reflects the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for both the three months ended December 31, 2020 and 2019, and $9 million and $7 million for the twelve months ended December 31, 2020 and 2019, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended December 31, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	836	784	6.6%	10.8%	$147	$133	10.5%
Small commercial & industrial	310	291	6.5%	8.4%	42	38	10.5%
Large commercial & industrial	780	828	(5.8)%	(4.9)%	45	46	(2.2)%
Public authorities & electric railroads	14	13	7.7%	5.3%	3	3	—%
Other(b)	—	—	n/a	n/a	48	53	(9.4)%
Total rate-regulated electric revenues(c)	1,940	1,916	1.3%	3.6%	285	273	4.4%
Other Rate-Regulated Revenue(d)					8	1	700.0%
Total Electric Revenues					$293	$274	6.9%
Purchased Power					$140	$128	9.4%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	1,411	1,569	1,597	(10.1)%	(11.6)%
Cooling Degree-Days	14	44	31	(68.2)%	(54.8)%

Twelve Months Ended December 31, 2020 and 2019

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2020	2019	% Change	Weather - Normal % Change	2020	2019	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	4,029	3,966	1.6%	4.7%	$692	$659	5.0%
Small commercial & industrial	1,277	1,346	(5.1)%	(4.0)%	169	170	(0.6)%
Large commercial & industrial	3,067	3,429	(10.6)%	(10.0)%	176	180	(2.2)%
Public authorities & electric railroads	47	47	—%	(0.2)%	13	13	—%
Other(b)	—	—	n/a	n/a	207	218	(5.0)%
Total rate-regulated electric revenues(c)	8,420	8,788	(4.2)%	(2.5)%	1,257	1,240	1.4%
Other Rate-Regulated Revenue(d)					(12)	—	n/a
Total Electric Revenues					$1,245	$1,240	0.4%
Purchased Power					$609	$608	0.2%

				% Change
Heating and Cooling Degree-Days	2020	2019	Normal	From 2019	From Normal
Heating Degree-Days	4,029	4,467	4,667	(9.8)%	(13.7)%
Cooling Degree-Days	1,314	1,374	1,174	(4.4)%	11.9%

Number of Electric Customers	2020	2019
Residential	497,672	494,596
Small Commercial & Industrial	61,622	61,497
Large Commercial & Industrial	3,282	3,392
Public Authorities & Electric Railroads	701	679
Total	563,277	560,164
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenue also reflects the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenues, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and less than $1 million for the three months ended December 31, 2020 and 2019, respectively, and $4 million and $3 million for the twelve months ended December 31, 2020 and 2019, respectively.
(d)Includes alternative revenue programs.

Generation Statistics

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Supply (in GWhs)
Nuclear Generation(a)
Mid-Atlantic	12,572	13,911	52,202	58,347
Midwest	24,393	23,431	96,322	94,890
New York	7,265	7,305	26,561	28,088
Total Nuclear Generation	44,230	44,647	175,085	181,325
Fossil and Renewables
Mid-Atlantic	342	533	2,206	2,884
Midwest	388	394	1,240	1,374
New York	1	1	4	5
ERCOT	1,324	2,928	11,982	13,572
Other Power Regions(b)	2,218	2,687	11,121	11,476
Total Fossil and Renewables	4,273	6,543	26,553	29,311
Purchased Power
Mid-Atlantic	4,563	4,431	22,487	14,790
Midwest	175	762	770	1,424
ERCOT	2,285	1,236	5,636	4,821
Other Power Regions(b)	13,097	11,980	51,079	48,673
Total Purchased Power	20,120	18,409	79,972	69,708
Total Supply/Sales by Region
Mid-Atlantic(c)	17,477	18,875	76,895	76,021
Midwest(c)	24,956	24,587	98,332	97,688
New York	7,266	7,306	26,565	28,093
ERCOT	3,609	4,164	17,618	18,393
Other Power Regions(b)	15,315	14,667	62,200	60,149
Total Supply/Sales by Region	68,623	69,599	281,610	280,344

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Outage Days(d)
Refueling	57	64	260	209
Non-refueling	4	8	19	51
Total Outage Days	61	72	279	260
__________
(a)Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).
(b)Other Power Regions includes New England, South, West, and Canada.
(c)Includes affiliate sales to PECO, BGE, Pepco, DPL, and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(d)Outage days exclude Salem.